Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Charter Municipal Mortgage Acceptance Company on Form S-8 of our report dated March 30, 1998 appearing in the Annual Report on Form 10-K/A of Charter Municipal Mortgage Acceptance Company for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP

New York, New York
June 3, 1998